EHXIBIT 99.01

FOR IMMEDIATE RELEASE	April 13, 2007

THE FLOORING ZONE, INC., APPROVED FOR TRADING

ON THE OVER-THE-COUNTER BULLETIN BOARD

Brunswick, Georgia (PR Newswire) – The Flooring Zone, Inc., (OTC Bulletin Board: “FZON.OB”) announced that the NASD has approved the common stock of the Company for trading on the Over-the-Counter Bulletin Board. The Company has been assigned the trading symbol “FZON.”

“We are pleased that following review of the application filed by our listing broker, Park Financial Group, the NASD has approved our common shares for trading on the OCTBB. We anticipate that this milestone will prove beneficial to our company and to our shareholders as our management team continues to pursue our commitment to create value for our shareholders,” commented Mike Carroll, Chief Executive Officer of The Flooring Zone.

The Flooring Zone is a small independent full service floorcovering retailer located in Brunswick, Georgia.

For more information, please contact Richard Ludlow, counsel to Company, (801) 355-1341

The information contained in this release includes forward -looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. Certain statements contained herein constitute forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward -looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied. Forward -looking statements involve risks and uncertainties, including but not limited to, risks described in the Company’s periodic reports on file with the Securities and Exchange Commission.